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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF LATHAM & WATKINS]



                                APRIL 10, 1998

Cherokee Inc.
6835 Valjean Avenue
Van Nuys, California 91406

          Re:  Registration Statement on Form S-8
               82,773 shares of Common Stock, par value $.02 per share
               -------------------------------------------------------

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), that Cherokee Inc. (the "Company") intends to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 82,773 shares of Common Stock, par value $.02 per share (the "Shares"), issuable upon the exercise of options granted to the current directors of the Company under certain Director Stock Option Agreements between such directors and the Company (the "Director Option Agreements"). We are familiar with the actions taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Shares. Additionally, we have examined such questions of law and fact as we have considered necessary and appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We are opining herein as to the effect on the subject transactions only as to the law of the State of Delaware, and we express no opinion as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any matters of municipal law or the laws of any local agencies within such state.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and upon issuance of the Shares under the terms of the Director Option Agreements and delivery and payment therefor of legal consideration at least equal to the aggregate par value of the Shares issued, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Respectfully submitted

                              /s/ LATHAM & WATKINS